 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 10, 2017 (May 5, 2017)

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Forbearance and Settlement Agreement

On May 5, 2017, the Company entered into a Forbearance and Settlement Agreement with a holder of certain secured convertible notes that are in default due to various triggering events. The holder and the Company agreed to forbear from taking any action provided for under the secured convertible notes in exchange for the terms provided in this agreement.

Terms of the Agreement

The Company agrees to redeem for cash all secured convertible notes of the Company held by the holder no later than September 1, 2017.

The Company affirms that the current balance of owed principal and accrued and unpaid interest to the holder is $1,790,213.91 as of May 2, 2017.

The redemption price for such secured convertible notes shall be 120% (if redeemed on or prior to August 15, 2017) or 125% (if redeemed after August 15, 2017) of the then outstanding principal, plus any accrued and unpaid interest.

During the month of May 2017, the Holder agrees to limit its conversions of outstanding Company secured convertible notes to $50,000 per calendar week of principal/interest.

During the months of June, July and August 2017, the holder agrees to limit its conversions of outstanding Company secured convertible notes to $75,000 per calendar week of principal/interest.

During the months of May, June, July and August 2017, the holder agrees that all outstanding Company secured convertible notes shall bear interest at the normal stated, rather than default, interest rate.

All conversions during the months of May, June, July and August 2017 will be at the “triggering event” discount conversion price as stated in the secured convertible notes, and will continue at the “triggering event” discount price until, if and when the notes are redeemed.

Should the Company fail to redeem for cash all secured convertible notes on or before September 1, 2017, default interest and normal stated interest will accrue from the date of execution of this agreement.

Offering of Unsecured Non-Convertible Notes

On May 8, 2017, the Company issued a $125,000 note to one accredited investor in exchange for $125,000 of gross proceeds. This investor note (i) will mature September 8, 2017 and (ii) will bear interest at a rate of 12% per annum. Principal and interest on this note are payable at maturity. This note is not convertible into equity shares of the Company. This note is unsecured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in the last paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
All of the securities described in the last paragraph of Item 1.01 of this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Forbearance and Settlement Agreement dated May 5, 2017.
10.2	Note dated May 8, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

May 10, 2017	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer